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                               EXHIBIT 23(P)(22)

            CODE OF ETHICS - BANC OF AMERICA CAPITAL MANAGEMENT, LLC



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                         BANC OF AMERICA ADVISORS, LLC

                                      AND

                    BANC OF AMERICA CAPITAL MANAGEMENT, LLC


                                 CODE OF ETHICS


                            Effective March 31, 2002



This Code of Ethics sets forth rules adopted by Banc of America Advisors, LLC and Banc of America Capital Management, LLC regarding the personal investment, trading and certain other related activities of those Bank of America associates who have or will be determined, by the Management Committee of BACAP/BAA, to be Covered Persons within the meaning of the Code.

Covered Persons should also read and be familiar with Bank of America Corporation's "Code of Ethics and General Policy on Insider Trading". That Code includes many further important conflict of interest policies applicable to all Bank of America associates, including policies on INSIDER TRADING. It is available on the intranet links portion of Bank of America's Insite homepage. To obtain a copy, you also may call the BACAP/BAA Compliance Department at
(704) 388-3300.

         REMEMBER: Covered Persons must comply with both this Code and Bank of America Corporation's "Code of Ethics and General Policy on Insider Trading."


THE BACAP/BAA MANAGEMENT COMMITTEE HAS CHARGED THE FIRMS' COMPLIANCE DEPARTMENT WITH THE RESPONSIBILITY FOR ADMINISTERING THIS CODE ON A REGULAR BASIS. SHOULD YOU, AT ANY TIME, REQUIRE ANY ASSISTANCE IN UNDERSTANDING AND/OR APPLYING THE CODE TO YOUR PERSONAL CIRCUMSTANCES, THE COMPLIANCE DEPARTMENT WOULD WELCOME YOUR CALL DIRECTED TO DEPARTMENT STAFF AT (704) 388-3300.

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I.       INTRODUCTION

         A.       DEFINITIONS

This Code uses defined terms, such as BACAP/BAA Advised Account and Covered Security. These terms are defined in Section III of the Code and, for your convenience, have been capitalized and italicized throughout this document.

                        B.          WHY THIS CODE APPLIES TO YOU

Upon careful consideration, the BACAP/BAA Management Committee has determined that this Code should apply to you due to the special duties you owe -- by reason of your employment at Bank of America -- to the share-holders or other owners of various BACAP/BAA Advised Accounts. In making this determination, and the related determination of whether you are also an Access Person or Investment Person under the Code, the Management Committee has effectively further designated what provisions of this Code will and will not apply to you. Accordingly, as you read and work with the Code, remember whether you have also been designated as being an "Access Person" or "Investment Person". (All associates who officially receive a copy of this Code from the Compliance Officer should view themselves as being "Covered Persons" as that term is used herein.)

                           NOTE:.... Access Persons under this Code who have
                           also been designated as having the same (i.e., "access" personnel) status under the separate code of ethics adopted by the Nations Funds family of investment companies are reminded that their personal investing and trading conduct must conform with the important minimum antifraud standards set forth in SEC Rule 17j-1(b) under the Investment Company Act of 1940.

                                    (The text of this SEC rule is included as "ATTACHMENT A" of this Code).

                           Since violations of these standards could result in the imposition of significant civil injunctive, administrative (including monetary penalty) and even criminal sanctions by the SEC or federal courts, one of the principal purposes of this Code is to establish policies and procedures within BACAP/BAA which, if complied with, will help these associates ensure that their personal investing and trading activities will not lightly be called into question under this rule.
C.       SUMMARY

This Code generally requires that all Covered Persons:

- Place the interests of BACAP/BAA Advised Accounts first when engaging in personal investment or trading activity. (SEE P. 4)

         - Conduct your personal investment and trading activity in a manner so that there is no actual or apparent conflict of interest between your interests and those of the owners of any BACAP/BAA Advised Account. (SEE P. 4)

         - Honor your position of trust and responsibility with BACAP/BAA by refraining from making inappropriate use of any proprietary or other confidential information you may acquire in the course of your employment here. (SEE P. 4)

- Furnish written acknowledgement of coverage under, and annual certification of compliance with, this Code.


In addition, this Code requires that all Access Persons (including all Investment Persons):


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         -                 Furnish quarterly certifications of compliance with
                  the Code. (SEE P. 5)

         - Maintain securities accounts only with those broker-dealer firms which have been approved, for this purpose, by the BACAP/ BAA Management Committee. (SEE P. 5)

- Arrange to have duplicate copies of trade confirmations and periodic account statements timely forwarded by your broker to Bank of America Corporate Compliance. (SEE P. 5)

         - Avoid acquiring -- or, in certain cases, receive approval to acquire -- Beneficial Ownership of three special types of securities. (SEE P. 6)

         - Obtain advance approval before acting as an officer or director of a public company, or participating in an investment club.
                  (SEE P. 6)

         - Avoid profiting from short-term trades in Covered Securities. (SEE P. 7)
         - Avoid trading (subject to several stated exceptions) in a Covered Security the same day when a BACAP/BAA Advised Account has pending an order to trade the same or similar security. (SEE PP. 7-9)

         - Preclear personal trades (subject, again, to several stated exceptions). (SEE PP. 9-10)

Finally, the Code requires that all Investment Persons:

- Avoid trading in a Covered Security too close to when a BACAP/BAA Advised Account trades in the same or similar security. (SEE PP. 7-9)

II.      RULES AND POLICIES OF CONDUCT

                           A.       STATEMENT OF PRINCIPLES

         1.       YOUR CORE DUTIES

All Covered Persons are expected to observe the highest professional and ethical standards. This means that you must, at all times -- and especially when engaging in personal investment and trading activity:

         - place the interests of shareholders and other owners of all BACAP/BAA Advised Accounts ahead of your own; and

- act in a manner whereby no actual or apparent conflict may be seen as having arisen between your interests and those of shareholders and other owners of all BACAP/BAA Advised Accounts.

You have a POSITION OF TRUST AND RESPONSIBILITY. You will have violated this Code if you take inappropriate advantage of this position by, for example, misusing any proprietary or other confidential information gained from your employment with Bank of America.

         2.       YOUR INVESTMENTS

Bank of America encourages you to achieve your personal investment goals by investing in mutual funds. You may, however, trade directly in securities as long as you follow the provisions of this Code of Ethics, and Bank of America Corporation's "Code of Ethics and General Policy on Insider Trading".

         B.       SPECIFIC REQUIREMENTS

         1.       REPORTING AND BROKERAGE FIRM REQUIREMENTS

CERTIFICATIONS: All Covered Persons must complete, sign and submit to Corporate
Compliance:

- an INITIAL CERTIFICATION no later than 10 days after notification of their being deemed a "Covered Person" under this Code; and

- an ANNUAL CERTIFICATION within 15 days after the end of each calendar year.

In addition, all Access Persons are also required to similarly submit to Corporate Compliance:

         - a QUARTERLY CERTIFICATION no later than 10 days after the end of each calendar quarter.

NOTE: In addition to the listed certifications, the BACAP/ BAA Management Committee may, in appropriate cases, require that specific Covered Persons furnish -- for review by the Compliance Officer, appropriate members of his/her staff, and, if necessary, the Committee -- copies of further records or other documents relating to personal investment or trading activity. In some cases, the requested items may include joint, individual and/or other income tax returns or records e.g., Schedule D to Form 1040.

APPROVED BROKER-DEALERS. Access Persons are permitted to maintain securities accounts with only those broker-dealers which shall be identified, from time to time, by the BACAP/BAA Management Committee.

                           NOTE:    Exceptions to this policy may be granted
                           in unique circumstances upon recommendation of the Compliance Officer, and joint approval of the chairmen of BACAP/BAA.

Between filing deadlines for their Quarterly Certifications, Access Persons are also required to promptly inform the Compliance Officer, in writing, of any changes in their broker-dealer(s) of record.

DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS. Access Persons are to direct their broker(s) to timely forward duplicate copies of all trade confirmations and periodic account statements to the attention of "Bank of America Corporate Compliance" at: NC1-002-30-24
                             101 South Tryon Street
                                   30th Floor
                              Charlotte, NC 28255

         2.       SPECIAL INVESTMENT RESTRICTIONS

Access Persons may not:

         - acquire Beneficial Ownership of securities of any CLOSED-END FUND ADVISED BY BANK OF AMERICA; or

- acquire -- absent advance written approval from the Compliance Officer -- Beneficial Ownership of securities in a PRIVATE PLACEMENT or INITIAL PUBLIC OFFERING.

         3.       OTHER ACTIVITY RESTRICTIONS

         (A)      OFFICERSHIPS AND DIRECTORSHIPS

Access Persons may not serve as an officer or director of any publicly held company, other than Bank of


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America, without first receiving written approval from the Compliance Officer.

         (B)      PARTICIPATION IN INVESTMENT CLUBS

Access Persons (including with respect to assets that are beneficially owned by the Access Person) may participate in private investment clubs or other similar groups only upon advance written approval from the Compliance Officer, subject to such terms and conditions as the Compliance Officer may determine to impose.

         4.       BANK OF AMERICA CORPORATION'S FURTHER REQUIREMENTS

All Covered Persons must also comply with Bank of America Corporation's "Code of Ethics and General Policy on Insider Trading." Currently, you can find this document under "Code of Ethics" on the intranet links portion of Bank of America's Insite homepage. You can also contact the Compliance Department for a copy.

                                    5.       Short-Term Trading Profits

Access Persons may not profit from the purchase and sale, or sale and purchase (e.g., short-selling), of the same or similar Covered Securities within 60 calendar days of one another.

                  NOTE: This restriction applies regardless of whether:

                  - the pertinent securities are contemporaneously held in any BACAP/BAA Advised Account; or

                  - the pertinent transaction(s) have been precleared, or are exempt from preclearance as"de minimis" transactions under the Code.

                  For an explanation of the concept of "similar" Covered Securities, see the definition of this italicized term at page 17 of the Code.


EXCEPTIONS

         -- The Compliance Officer may, in his or her discretion, individual transactions warranting relief from the prohibition of this section in cases where:

(i) the subject Access Person demonstrates that a bona fide and sufficient personal or family economic hardship exists; or

(ii)     in other appropriate circumstances.

                                    6.       Blackout Periods

GENERAL REQUIREMENT:
    ("Same-day/pending-order" restriction)

         Access Persons may not trade in a Covered Security on any day when a BACAP/BAA Advised Account has pending a buy or sell order in the same or a similar security.

ADDITIONAL REQUIREMENT FOR INVESTMENT PERSONS:

Investment Persons may not trade in a Covered Security within seven calendar days before, or seven calendar days after, a BACAP/BAA Advised Account with which they or their team are regularly associated executes a trade in the same or a similar security.

EXCEPTIONS:

         I. AUTOMATIC INVESTMENT PROGRAMS. The foregoing blackout restrictions do not apply to automatic investments and reinvestments in dividend investment plans or so-called "basket" or "folio" investment programs. As with preclearance, this exception does not extend, however, to any optional or otherwise discretionary investments, nor to sales of securities held in any such plans or programs.

         ii. TRADES MATCHING WITH PASSIVE INDEX ACCOUNTS. The foregoing blackout restrictions do not apply to personal transactions which would otherwise be matched, under either or both restrictions, to a trade within a BACAP/BAA Advised Account which principally follows a passive investment strategy of attempting to replicate the performance of a stated investment index.

                           NOTE: Not included within the notion of a "passive" strategy are BACAP/BAA Advised Accounts which pursue an "enhanced index" or other partially active investment management strategy.

         iii. "DE MINIMIS" TRANSACTIONS. Access Persons may -- notwithstanding the foregoing "same-day/pending-order" restriction -- engage in personal transactions, provided the transaction at issue complies:

                  First, with the following ISSUER CAPITALIZATION and TRANSACTION SIZE REQUIREMENTS:

                  - The total market capitalization of the issuer of the Covered Security must exceed $1 billion.

                  - The value of the transaction may not exceed $10,000 (excluding commissions and other transaction expenses).

                           NOTES: For purposes of the transaction size requirement:

                           -                 Multiple transactions in the same
                                    Covered Security within seven (7) calendar days of one another will be treated as a single transaction.

                           -                 Purchases and sales in the same
                                    Covered Security are not to be netted
                                    against one another, and will also be
                                    subject to the short-term profit
                                    prohibition of Section II.B.5 of the Code.

                  And

                  Second, with the proviso that Investment Persons may not rely upon this exception if the further 14-day blackout restriction to which they are subject (see p. 8) prohibits the transaction.


         iv. BANK OF AMERICA STOCK AND OPTION TRANSACTIONS. Transactions in Bank of America common stock, or in options to purchase Bank of America common stock, are not subject to either blackout restriction.

7.       PRECLEARANCE OF SECURITIES TRANSACTIONS

GENERAL RULE: Before an Access Person may trade in a Covered Security, he or she must request and receive approval of the transaction from the Compliance Officer.

                  Notes: IF YOU ARE PRECLEARED, AND WISH TO ACT UPON THIS APPROVAL, YOU MUST EXECUTE THE REQUESTED TRADE BY THE DATE AND TIME INDICATED BY THE COMPLIANCE OFFICER -- USUALLY CLOSE OF TRADING THE DAY YOU RECEIVE THE PRECLEARANCE, OR THE NEXT
                                  TRADING DAY.

                  Preclearance of a trade does not ensure that the trade complies with all provisions of this Code. For example, if you preclear and effect the sale of a Covered Security which you purchased, at a lower price, within the previous 60 days, the sale transaction would ordinarily violate the short-term profit prohibition of Section II.B.5 of this Code (see p. 7) notwithstanding its preclearance by the Compliance Officer.

EXCEPTIONS:

         I. AUTOMATIC INVESTMENT PROGRAMS. You do not need to preclear automatic investments and reinvestments in dividend investment plans or so-called "basket" or "folio" investment programs. This exception does not extend, however, to any optional or otherwise discretionary investments, nor to sales of securities held in any such plans or programs.

         II. TRADES MATCHING WITH PASSIVE INDEX ACCOUNTS. Preclearance will generally not be withheld for personal transactions falling within the scope of the "passive index account" exception to each of the dual Access and Investment Person blackout restrictions of Section II.B.6 (see p. 8) of the Code.

         iii. "DE MINIMIS" TRANSACTIONS. Preclearance is not required to be sought by Access Persons who are not also Investment Persons for transactions within the "de minimis" exception from the "same-day/pending-order" blackout restriction of Section II.B.6 (see pp. 8-9) of the Code.

                           NOTE: Preclearance is required for Investment Persons -- notwithstanding the otherwise "de minimis" nature of a transaction -- given:

                           - the broad number of advised accounts with which analyst and trading Investment Persons, or their teams, are "regularly associated" (see p.8); and

                           -        the consequent need to help these
                                    associates determine whether their personal trades are subject to the Investment Person "proviso" aspect (see p. 9) of the "de minimis" blackout exception.

         iv. BANK OF AMERICA STOCK AND OPTION TRANSACTIONS. You do not need to preclear any transaction in Bank of America common stock, or in options to purchase Bank of America common stock.




         8.       WHAT IS "BENEFICIAL OWNERSHIP"?

This Code applies to all securities in which a Covered Person has Beneficial Ownership.

Generally, you have Beneficial Ownership of any security in which you have a direct or indirect "pecuniary interest." In addition to any security that you own directly (either individually or jointly), you will be deemed to have a pecuniary interest in, and thus Beneficial Ownership of, ANY SECURITY HELD IN AN ACCOUNT OVER WHICH YOU EXERCISE INVESTMENT CONTROL, as well as ANY SECURITY HELD IN THE NAME OF YOUR SPOUSE, YOUR DOMESTIC PARTNER, YOUR CHILDREN THAT ARE MINORS, AND YOUR ADULT CHILDREN THAT LIVE IN YOUR HOME.


                           NOTES: Covered Persons have a personal,
                           non-delegable obligation to duly determine all Covered Securities as to which they have, or share with other persons, Beneficial Ownership.

                           In making these determinations, Covered Persons should take care to note that the Code applies to:

                           -                 Covered Securities in which you
                                    have an indirect Beneficial Ownership
                                    interest (e.g., by way of "pecuniary
                                    interests" in a trust, estate, partnership or corporation),

                            as well as

                           -                 Covered Securities in which you
                                    have (or share, with other persons) a
                                    direct Beneficial Ownership interest.

                           The Compliance Officer may exempt securities in which you have Beneficial Ownership from some or all provisions of this Code if he or she determines that you hold the securities in an account over which neither you nor any other Access Person has any direct or indirect influence or control.

If you have any doubts or questions as to whether you have, have had or are about to acquire Beneficial Ownership of any given security or security account, you are encouraged to consult with the Compliance Officer.

                                 C.          Violations

If you violate this Code, among other sanctions, you may be censured or your employment with Bank of America suspended or terminated. You also may be required to divest to a charity the profits you made on any transactions that violate this Code.

You have violated this Code if you:

         -        take inappropriate advantage of your employment position;

         -        fail to comply with the Code's specific requirements; or

         - take actions that the Code may not specifically prohibit, but which have the effect of accomplishing a prohibited transaction.

For example, you may not:

         -        engage in a futures strategy;

         -        purchase or sell options; or

         - purchase or sell convertible or exchangeable securities in a transaction that has the economic effect of accomplishing a transaction prohibited by this Code.

         D.       COMPLIANCE MONITORING

The BACAP/BAA Management Committee wishes to emphasize that the firms' Compliance Department will be tasked with monitoring Covered Person reported trades and brokerage account activity irrespective of the stated personnel, time frame or advised account parameters indicated in the Code. The goal of this broadened monitoring is to identify patterns of conduct that may evidence apparent breaches of the core professional and ethical standards and duties cited in Section II.A.1 of the Code.

For example, personal trades placed, by any Covered Person, barely and repeatedly outside the overall 15 calendar day Investment Person blackout restriction "window" would be viewed, by the Management Committee, as warranting in-depth follow through with all involved associates. Such conduct, and other similar practices are and will be treated as being violative of the high professional and ethical conduct standards which all Covered Persons are deemed to have subscribed to as Bank of America associates.


                             E.     CODE ADMINISTRATION

The BACAP/BAA Management Committee has charged the firms' Compliance Department with the responsibility of attending to the day-to-day administration of this Code. In discharging this duty, the Compliance Officer may, subject to such pre-approval or ratification processes as the Management Committee may require:

         (i) grant exemptive or other relief from the Code's standing provisions to, and/or

         (ii) override standing exemptive provisions, or impose additional constraints upon such Covered Persons as the Compliance Officer finds necessary, appropriate and consistent with the goals and purposes of the Code.

III.     DEFINITIONS

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TERM                         MEANING
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
Access Person                Any Bank of America associate whom the BACAP/BAA Management Committee deems to be an Access Person.
                             In making these designations, the Management Committee intends that this group will be no less inclusive than is required by applicable SEC rules, and may well include additional associates whom the Management Committee determines warrant treatment as Access Persons pursuant to this Code.

                             For purposes of illustration only, and without meaning to exhaustively describe all associates who will be so designated, the Management
                             Committee intends to designate, as Access Persons, all Bank of America associates who, in connection with their regular employment functions or duties,

                                    -        make,
                                    -        participate in,
                                    -        determine which recommendations
                                             shall be made, or
                                    -        obtain information regarding

                             investment advisory recommendations to, or purchases or sales of Covered Securities by, any one or more BACAP/ BAA Advised Accounts.

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BAA, LLC                     Banc of America Advisors, LLC
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BACAP, LLC                   Banc of America Capital Management, LLC
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BACAP/BAA                    Either, or both, BACAP, LLC and/or BAA, LLC.
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


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TERM                         MEANING
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
BACAP/BAA                    Advised Account Any investment account --
                             including, without limitation, any registered or
                             unregistered investment company or fund -- for
                             which BAA, LLC and/or BACAP, LLC has been retained
                             to act as investment adviser or sub-adviser.
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Bank of America              Bank of America Corporation, and/or any subsidiary of Bank of America
                             Corporation
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Beneficial                   Ownership Generally, a person has Beneficial
                             Ownership of securities if he or she has a direct
                             or indirect pecuniary interest in the securities.
                             Specifically, Beneficial Ownership has the same
                             meaning as set forth in Section 16 of -- and, in
                             particular, Rule 16a-1(a)(2) under -- the
                             Securities Exchange Act of 1934.

                                      NOTE: The BACAP/BAA Compliance Department stands ready to assist Covered Persons to determine whether or not they have Beneficial Ownership of any given security or security account.
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

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
Closed-end Fund              A management investment company registered under
                             the Investment Company Act of 1940 whose shares
                             are publicly traded on a secondary market.
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Compliance Officer           The person designated by the BACAP/BAA
                             Management Committee within the BACAP/BAA
                             Compliance Department as being principally
                             responsible for administering this Code.
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


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TERM                         MEANING
-------------------------------------------------------------------------------------------------------------

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
Covered                      Person All Bank of America associates who receive
                             official notice of coverage under this Code of
                             Ethics from the Compliance Officer. Specifically,
                             all Bank of America associates:

                             (a)        whose employment responsibilities regularly
                                    involve the investment advisory business of
                                    BACAP/BAA, and

                             (b) who have received official notification from the Compliance Officer that their personal investment, trading and, if applicable, other related activities are deemed, by the BACAP/BAA Management Committee, to warrant coverage under this Code.

                                    NOTE:    Covered Persons include:

                                    -        Access Persons;

                                    -                 Investment Persons (each of whom is also an Access
                                             Person); and

                                    -                 such other Bank of America associates as the BACAP/BAA
                                             Management Committee determines should fairly be expected to conform certain aspects of their conduct to pertinent provisions of this Code.

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Covered Security              A "security" for purposes of the Investment Company Act of 1940. Covered

                             Securities therefore include stocks, bonds, debentures, convertible and/or exchangeable securities, notes, options on securities, warrants and rights, among other instruments.

                             Excluded from the definition of Covered Security are:

                                    -        shares of Mutual Funds;

                                    -        bank certificates of deposit, commercial paper, bankers'
                                             acceptances and high quality, short-term debt instruments, including repurchase agreements; and

                             -        direct U.S. government obligations and obligations of U.S. government agencies.

                             Throughout this Code, reference is sometimes made to the notion of


-----------------------------------------------------------------------------------------------------------------
                             "similar" Covered Securities. By this the Code means to refer to different Covered Securities which, though technically distinct, tend --
                             upon investment or trading by the same person -- to enable the achievement of similar economic effects.

                                    -                 Prime examples of "similar" Covered Securities would
                                             include a class of equity securities, as compared to:

                                             -        options, whether purchased or written, regarding the same
                                                      class of securities; or

                                             -        other equity or fixed-income securities of the same issuer which are exchangeable for, or convertible into, the other pertinent class of the issuer's securities.

                                    -        See also, in this regard, the "Note" to "ATTACHMENT A" of the
                                             Code which highlights the same notion of similarity as to the personal trading provisions of SEC Rule 17j-1(b).

-----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
TERM                         MEANING
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

Initial Public Offering             Generally, a company's first offer of shares to the public. Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act
                                    of 1934.
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Investment Person                   Any Bank of America associate whom the BACAP/BAA Management Committee deems to be an Investment Person. Generally, associates who make actual investment decisions (e.g., portfolio managers), or who materially participate in the firms' investment decisonmaking or implementation processes (e.g., analysts, traders), will be deemed to be Investment Persons with respect to all
                                    BACAP/BAA Advised Accounts as to which they are so associated.

                                             NOTE: Any associate designated as being an Investment Person pursuant to this Code will also have been designated as being an
                                             Access Person within the meaning of the Code.
-------------------------------------------------------------------------------------------------------------------

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Mutual Fund                          An open-end management or unit investment (as distinct from a Closed-end)
                                    investment company registered under the Investment Company Act of 1940, or any one or more series or portfolios of such a company.



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Private Placement                   Generally, an offering of securities that is not offered to the public.
                                    Specifically, an offering that is exempt from registration under the
                                    Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933.
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

                                 "ATTACHMENT A"

                        PER "NOTE" TO SECTION I.B OF THE
                          CODE OF ETHICS OF BACAP/BAA


                           TEXT OF SEC RULE 17J-1(B)

It is unlawful for

         -        any affiliated person of . . . a Fund; or

         - any affiliated person of an investment adviser of . . . a Fund in connection with the purchase or sale, directly or indirectly, by the person of a "Security Held or to be Acquired" by the Fund:

1.       To employ any device, scheme or artifice to defraud the Fund;

2.       To:

                  - make any untrue statement of a material fact to the Fund; or

                  - omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or


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4.       To engage in any manipulative practice with respect to the Fund.

NOTE:

         For purposes of Rule 17j-1(b), "Security Held or to be Acquired" by a Fund means:

         (i) Any "Covered Security" (as defined at p. 17 of the BACAP/BAA Code of Ethics) which, within the most recent 15 days:

                  (A)      is or has been held by the Fund; or

                  (B) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

         (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a "Covered Security" within the scope of clause (i) above.